SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2004

Carriage Services, Inc.

(Exact name of registrant as specified in is charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 St. James Place, 4th Floor Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:
(713) 332-8400

Item 7.  Financial Statements and Exhibits.

(c)           Exhibits

Item	Description

99.1	Press Release dated April 13, 2004
99.2	Company and Investment Profile dated April 2004

Item 9.  Regulation FD Disclosure

On April 13, 2004, the Company issued a press release announcing its Company and Investment Profile dated April 2004.  A copy of the press release and the profile issued by the Company are attached hereto as Exhibits 99.1 and 99.2, respectively.  The Company and Investment Profile is available on the Company’s website   www.carriageservices.com.

The press release and information in this report are being furnished in accordance with Regulation FD and not “filed” with the Securities and Exchange Commission. Accordingly, the information in this report is not incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, and will not be so incorporated by reference into any future registration statement unless specifically identified as being incorporated by reference.

The Company and Investment Profile contains non-GAAP financial measures.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, the Company provides quantitative reconciliations as well as qualitative information within the Company and Investment Profile and on the Company’s website www.carriageservices.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Date: April 14, 2004	By:	/s/JosephSaporito
Joseph Saporito
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release dated April 13, 2004
99.2	Company and Investment Profile dated April 2004